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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                                   PURSUANT TO

                             SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 25, 1996

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                             CYTOTHERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                      0-19871                 94-3078125

(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
     of incorporation)                                    Identification Number)



                                2 RICHMOND SQUARE
                         PROVIDENCE, RHODE ISLAND 02906

          (Address, of principal executive offices, including zip code)



                                 (401) 272-3310

               (Registrant's Telephone number including area code)


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Item 5.

     On November 25, 1996 the Company entered into three agreements with Genentech, Inc. ("Genentech") to develop treatments for Parkinson's disease, Huntington's disease and amyotrophic lateral sclerosis ("ALS"). Under the agreements the Company and Genentech will pursue treatments for these diseases that utilize the Company's encapsulated cell technology to deliver several of Genentech's growth factors, potentially including neurotrophin-4/5 ("NT-4/5"), cardiotrophin-1 ("CT-1"), Neurturin and nerve growth factor ("NGF"). These agreements supersede the Development Collaboration and License Agreement between the Company and Genentech entered into in March 1994 which related in part to the development of a product for the treatment of Alzheimer's disease using NGF.

     The following is a brief overview of each of the agreements:

DEVELOPMENT COLLABORATION AND LICENSE AGREEMENT RELATING TO PARKINSON'S DISEASE (THE "PARKINSON'S AGREEMENT")

     The initial focus of the research under the Parkinson's Agreement will be the development of a treatment for Parkinson's disease using Neurturin. Under the Parkinson's Agreement, the Company is obligated to perform certain preclinical studies and a pilot Phase I clinical study using Neurturin (unless another growth factor is agreed upon by the parties). Genentech has purchased $8.3 million of the Company's Common Stock (829,171 shares at $10.01 per share) to fund the Company's expenses associated with such preclinical and pilot clinical studies. If the parties agree that additional funds are required to complete such studies, Genentech will purchase additional shares of the Company's Common Stock (at the then current market price of the Company's Common Stock) to provide the Company the additional required funding.

     Genentech has the right to terminate development under the Parkinson's Agreement after the completion of each of (i) the preclinical studies, (ii) the pilot Phase I clinical trial and (iii) specified Phase II clinical trials. Should Genentech decide to proceed to Phase II clinical trials, Genentech will purchase additional shares of the Company's Common Stock (at the then current market price of the Company's Common Stock) to fund such study. If following completion of the preclinical studies, the pilot clinical study or the Phase II study, Genentech decides to terminate further development under the Parkinson's Agreement or if Genentech terminates the Parkinson's Agreement as a result of a breach of the Parkinson's Agreement by the Company, and the funds the Company received from the sale of stock to Genentech pursuant to the Parkinson's Agreement exceed the expenses incurred by the Company in connection with such studies by more than $1 million, Genentech has the right to require the Company to repurchase from Genentech shares of Company Common Stock having a value equal to the amount of the overfunding (based on the per share price at which Genentech purchased such shares of Common Stock from the Company). The Company is obligated to use reasonable efforts to complete its development obligations under the Parkinson's Agreement within a prescribed period.

     In the event Genentech decides to continue with Phase III clinical trials, Genentech and the Company will share the cost of U.S. Phase III clinical trials and Genentech will pay for any clinical testing required to sell products developed under the Parkinson's Agreement outside the United States. Genentech will extend the Company a line of credit to provide the Company cash to fund the Company's share of the expenses of the Phase III trials in the United States. The line

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of credit, together with interest thereon, is repayable, at the option of the
Company, in either cash or through the issuance of shares of the Company's Common Stock having a value (based on the then current market price of the Company's Common Stock) equal to the outstanding amount of the loan.

     Upon commercialization, Genentech and the Company will share profits in the United States at an agreed upon percentage, and Genentech will pay the Company a royalty based on sales outside the United States. The Company will retain manufacturing rights and will be paid manufacturing costs for products sold. In the event the Parkinson's Agreement is terminated because of the Company's default or bankruptcy, the Company is required to grant Genentech a license to the Company's cell encapsulation technology and transfer to Genentech related technology for use solely with the products developed under the Parkinson's Agreement.

     Under the Parkinson's Agreement, the Company has granted Genentech an exclusive license to use the Company's cell encapsulation technology with certain of Genentech's growth factors for the treatment of Parkinson's disease. Under the Parkinson's Agreement, the Company is also prohibited from entering into certain agreements relating to the development of treatments for Parkinson's disease using certain compounds.

LICENSE AGREEMENT RELATING TO TREATMENT OF HUNTINGTON'S DISEASE (THE "HUNTINGTON'S AGREEMENT")

     Under the Huntington's Agreement, Genentech has granted the Company an exclusive license to CT-1 to develop, make, use and sell products for the treatment of Huntington's disease that utilize CT-1 and the Company's cell encapsulation technology. The Company is responsible for all preclinical and clinical development under the Huntington's Agreement, including all expenses associated with such development. The Company will pay Genentech a royalty based on net sales of any products developed under the Huntington Agreement. The Company's license to CT-1 is dependent upon the Company using reasonable efforts to achieve certain development milestones within prescribed periods.

     Upon the earlier of (i) the Company agreeing to grant a third party sublicense rights under the Huntington's Agreement, and (ii) the successful completion of the specified Phase II trial on a product developed under the Huntington Agreement, Genentech has the option to require the Company to negotiate exclusively with Genentech for a limited period regarding Genentech co-developing and co-marketing products developed under the Huntington's Agreement. In the event the parties are unable to reach an agreement, the Company would have the right to sublicense its rights under the Huntington's Agreement to a third party, provided such third party offers the Company terms more favorable to the Company than the terms of Genentech's last offer. In the event the Huntington's Agreement is terminated because of the Company's default or bankruptcy, the Company is required to grant Genentech a license to the Company's cell encapsulation technology and transfer to Genentech related technology for use solely with products developed under the Huntington's Agreement.

LICENSE AGREEMENT BETWEEN THE COMPANY AND GENENTECH RELATING TO TREATMENT OF AMYOTROPHIC LATERAL SCLEROSIS (THE "ALS AGREEMENT")


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     Pursuant to the ALS Agreement, Genentech has granted the Company a license to CT-1 and NT-4/5 to develop products for the treatment of ALS using the Company's cell encapsulation technology. Subject to certain limitations discussed below, the Company is responsible for all expenses associated with the preclinical and clinical development under the ALS Agreement and is obligated to pay Genentech royalties on net sales of products developed under the ALS Agreement. The Company's license to CT-1 and NT-4/5 is dependent upon the Company using reasonable efforts to achieve certain development milestones within prescribed periods.

     Upon the successful completion of the specified Phase II clinical trial, Genentech has the option to obtain exclusive rights to sell products developed under the ALS Agreement in the United States by agreeing to pay an agreed upon percentage of the expenses of United States Phase III clinical development of such products. If Genentech makes such an election, the parties will share profits on sales of such products in the United States. In all events, the Company would continue to have the exclusive right to sell products developed under the ALS Agreement outside the United States, subject to a royalty payable to Genentech. In the event the ALS Agreement is terminated because of the Company's default or bankruptcy, the Company is required to grant Genentech a license to the Company's cell encapsulation technology and transfer to Genentech related technology for use solely with the products developed under the ALS Agreement.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CYTOTHERAPEUTICS,  INC.

                                        By /s/ Frederic A. Eustis, III
                                           ------------------------------------
                                            Title:  Vice President

Date:  December 20, 1996


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